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HARLEY-DAVIDSON


HARLEY
DAVIDSON







2019 HARLEY-DAVIDSON SUSTAINABILITY REPORT

UNITED BY TWO WHEELS





INTRODUCTION

Welcome to the 2019 Harley-Davidson Sustainability Report. Throughout this report we highlight 2019 accomplishments in Environmental Sustainability, Social Responsibility and Governance, or "ESG" as it has become known. At Harley-Davidson, all three of these areas ladder up to simply Sustainability.

INTRODUCTION



Driving toward a more sustainable future

Harley-Davidson is on a quest to build the next generation of riders globally. On that quest, we are committed to doing our part to preserve and renew the freedom to ride and to build a sustainable future for the company. Sustainability goes beyond the environment – it includes our commitment to governance and how we positively impact the communities and stakeholders we serve.

We understand that to attract the next generation of riders, we need to be clear about what we stand for. That includes our approach to environmental, social and governance (ESG) matters.

- In line with our 2027 objective to Grow Our Business Without Growing Our Environmental Impact, we are taking actions to address climate change and, with this report, we are setting forth our Climate Change Statement and our commitment to renewable energy.
- We are focused on improving our employees' well-being, as well as the lives of people in the communities where we do business, through things like our industry-leading safety program, our Diversity & Inclusion initiatives, employee volunteering and the work of the Harley-Davidson Foundation.
- In addition, ensuring that Harley-Davidson is a well-run company is important to our ongoing success, and effective governance and accountability is non-negotiable.

We appreciate your interest in and support of Harley-Davidson's commitment to ensuring a sustainable future for all.

-Jochen Zeitz
Acting President & CEO, Harley-Davidson, Inc.


Preserve and renew
the freedom to ride

Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Since 1903, Harley-Davidson has fulfilled dreams of personal freedom by leading the innovation of two-wheeled mobility. The company offers an expanding range of leading-edge, distinctive and customizable motorcycles and brings the brand to life through Harley-Davidson® motorcycle riding experiences and exceptional motorcycle parts, accessories, riding gear and apparel. Harley-Davidson Financial Services provides financing, insurance and other programs to help get Harley-Davidson riders on the road. Learn more about how Harley-Davidson is Building the Next Generation of Riders at HARLEY-DAVIDSON.COM.

INTRODUCTION

2019 KEY HIGHLIGHTS

FUEL ECONOMY 44.2 MPG **FLEET AVERAGE** (FLAT TO 2018)	**SCOPE 1 & 2 EMISSIONS** 15.8% REDUCTION VS 2018 (34.0% VS 2014)	**ENERGY CONSUMPTION** 14.0% DECREASE VS 2018 (ENTERPRISE-WIDE)
ALL FACILITIES ENERGY INTENSITY 11.26 MMBTU/BIKE (4.5% IMPROVEMENT VS 2018)	**ALL MFG ENERGY INTENSITY** 9.60 MMBTU/BIKE (8.5% IMPROVEMENT VS 2018)	**US MFG ENERGY INTENSITY** 9.41 MMBTU/BIKE (4.5% IMPROVEMENT VS 2018)
ALL FACILITIES WASTE TO LANDFILL 6.9% (1 PPT IMPROVEMENT VS 2018)	**ALL MFG WASTE TO LANDFILL** 4.6% (1 PPT IMPROVEMENT VS 2018)	**US MFG WASTE TO LANDFILL** 3.9% (1.5 PPT IMPROVEMENT VS 2018)
FOUNDATION GRANTS $2.96M	**EMPLOYEE VOLUNTEERING** 6,328 hrs (58% IMPROVEMENT VS 2018)	**RECORDABLE RATE** 0.6 (INDUSTRY LEADING PERFORMANCE)



ENVIRONMENTAL SUSTAINABILITY

Through annual planning processes, Harley-Davidson assesses its strategic, operational and financial risks. We have also conducted a full value chain assessment (which is updated periodically) to determine how our business impacts the environment. The material environmental impacts of our business are: motorcycles in use (emissions from gasoline production and combustion), materials in our products (emissions from energy use and land use impacts to extract, form and process material into parts as well as waste generation) and impacts from our operations (emissions from energy use and waste generation). Along with our unwavering commitment to environmental compliance, we are taking actions to address these impacts as detailed in this section of the report.

ENVIRONMENTAL SUSTAINABILITY

Grow Our Business Without Growing Our Environmental Impact

One of Harley-Davidson's five long-term strategic objectives is to "Grow Our Business Without Growing Our Environmental Impact." This objective guides the focus of our environmental sustainability efforts. We strive to reduce our environmental impact across all aspects of our business, and our focus areas are based on a full value chain analysis of our environmental impact.

Our most material impacts on the environment stem from the use of gasoline in our motorcycles and from the materials used in our products. Our own operations and facilities also contribute to our impacts through energy consumption and waste generation.

As discussed in this section of the report, we have established several goals to achieve our overall objective, including a renewable energy goal, which was set in 2019.



Statement on Climate Change

Climate change caused by increased levels of greenhouse gases creates risks not only to Harley-Davidson's business model and operations but more broadly to some of the world's most vulnerable populations. As the Intergovernmental Panel on Climate Change and other expert bodies have identified, climate change is contributing to sea level rise, extreme weather conditions and resource shortages.

As the world's largest producer of heavyweight gasoline-powered motorcycles, we have prioritized the following actions to address climate change: lead in the electrification of motorcycles, improve fuel economy of our motorcycles and reduce the impacts from our products and operations, which includes committing to increasing our use of renewable energy.

Specifically, our 2027 goals are to:

- Deliver a portfolio of electric two-wheel vehicles
- Increase the average fleet fuel economy of our gas-powered vehicles to >50mpg
- Reduce the energy intensity of our global manufacturing operations to <8.00 mmBtu per motorcycle
- Achieve 15% renewables from onsite sources and through renewable energy credits (RECs) from projects that increase renewable power generation. In addition we will use market-based RECs from existing projects to offset an increasing portion of the rest of our electricity consumption.

We will go beyond these current long-term goals and determine how to participate effectively in efforts to achieve net zero emissions by 2050 through the principles of the Science Based Targets initiative.

ENVIRONMENTAL SUSTAINABILITY

Fuel Economy

The environmental impact from use of our gasoline-powered motorcycles is our most significant environmental impact, so we set a goal of achieving >50 mpg on a fleet average basis by 2027 – while continuing to deliver great performance and rider experience.

- For 2019, the fleet average fuel economy is 44.2 mpg, flat to 2018.
- In 2019, we began producing the all-electric LiveWire®, which has a fuel economy equivalent to 240 mpg.

2027 GOAL / 2019 STATUS

2027 GOAL	2019 STATUS
>50 MPG FLEET AVERAGE	44.2 MPG FLEET AVERAGE



Estimated from fuel economy tests on a sample motorcycle from the corresponding family conducted under ideal laboratory conditions. Not all motorcycle models undergo testing. Fuel economy and mileage may vary among motorcycle models within a platform, and may vary depending on personal riding habits, weather conditions, trip length, condition, vehicle configuration and other conditions.

ENVIRONMENTAL SUSTAINABILITY

Reducing Impacts from Materials in Our Products

PRODUCT DESIGN

Our focus on improving the fuel economy of our motorcycles has included a focus on reducing the weight of our vehicles. This has a direct positive influence on reducing the impacts of the materials in our products through simply using less material to deliver the same form and function, as well as through different material selections.

Longer-term efforts will include expanding our assessment of the recycled content of materials incorporated into our products as well as better understanding the recyclability of our motorcycles, parts, accessories and general merchandise at end of life.

SUPPLIER SUSTAINABILITY

In 2016 we began surveying key suppliers (representing ~80% of our suppliers) regarding their environmental sustainability goals and actions. In 2019 we achieved a 96% response rate to the annual survey.

ANNUAL SUPPLIER SURVEY RESULTS:

30%	REDUCED THEIR WATER CONSUMPTION
29%	REDUCED THEIR ELECTRICAL CONSUMPTION
28%	REDUCED THEIR WASTE TO LANDFILL
2%	ACHIEVED ZERO WASTE TO LANDFILL
64%	HAVE AN ENVIRONMENTAL MANAGEMENT SYSTEM

SUPPLIER DIVERSITY

Our global supply chain includes suppliers that are minority, women, LGBTQ+, disabled and veteran owned. We seek to increase our supplier diversity and recognize the following certifications/memberships: National Minority Supplier Development Council (NMSDC), Wisconsin Minority Supplier Development Council (WMSDC), Michigan Minority Supplier Development Council (MMSDC), National Veteran Business Development Council (NVBDC), Women 's Business Enterprise National Council (WBENC), Wisconsin LGBT Chamber of Commerce (WLGBTCC), and the Automotive Industry Action Group (AIAG) Diversity Supplier Members.

ENVIRONMENTAL SUSTAINABILITY

Reducing Impacts from Our Operations

Our global manufacturing facilities drive sustainable results through an engaged workforce, leveraging the H-D Continuous Improvement System (CIS). This comprehensive system is based on lean production methods and emphasizes standardization and performance – including performance against environmental sustainability goals. Foundational to the CIS are the Harley-Davidson Quality Mission, Environmental & Energy Policy and the Quality and Environmental Management Systems (QMS/EMS), which are applied across manufacturing and non-manufacturing facilities alike.

EMS AND ISO:14001

As stated in the Harley-Davidson, Inc. Environmental & Energy Policy, we are "committed to providing sustainable business practices which include: compliance with environmental regulations, advancement of environmental awareness, minimization of environmental risks, prevention of pollution, reduction of emissions and waste, and conservation of energy and water consumption."

All manufacturing facilities have implemented a comprehensive Environmental Management System (EMS). The following plants are also ISO:14001 certified: Tomahawk Operations (since 2002), York Vehicle Operations (since 2005), Brazil Assembly Plant (Manaus) (since 2013), Bawal Assembly Plant (India) (since 2012). The Thailand Assembly Plant (Rayong) and Powertrain Operations (Wisconsin) are in the process of becoming ISO:14001 certified (2021 certification audit cycle).

QMS AND ISO:9001

Harley-Davidson Motor Company has maintained a corporate ISO:9001 certification since 1998 (international assembly plants maintain individual certificates).

QUALITY MISSION

Customers for life...Harley-Davidson values the deep emotional connection that is created with our customers through our products, services and experiences. We are fueled by the brand loyalty and trust that our customers place in us to deliver premium quality and the promise of a fulfilling lifetime ownership experience. We exemplify the commitment by embracing a culture of personal responsiblity and stewardship for quality in everything we do.

ENVIRONMENTAL SUSTAINABILITY

Energy Intensity & Conservation

Energy consumption in our operations generates Scope 1 and Scope 2 greenhouse gas emissions. Scope 1 emissions are primarily from the combustion of natural gas for building heat and certain production processes. Scope 2 emissions stem from electricity use.

In addition to conservation and efficiency efforts, Harley-Davidson will be increasing its use of renewable energy and renewable energy credits (RECs). In 2019, we established a long-term renewables commitment and entered into a supply contract for the York, Pennsylvania facility which offsets 100% of the electricity consumed by the plant through RECs.

RENEWABLE ENERGY GOAL

By 2027, 15% of Harley-Davidson's electricity will be renewable – meaning that the electricity will be generated on-site from renewable sources (e.g., solar) or will be offset by renewable energy credits (RECs) derived from support of new renewable power generation. In addition, beginning in 2020 we will use market-available RECs (from existing projects) to further offset electricity use. Our aspiration is to address 100% of our electricity consumption with these two strategies.

2027 GOAL / 2019 STATUS

<8.00 MMBTU/BIKE

9.60 MMBTU/BIKE

Our 2027 energy intensity goal is a 25% improvement over 2018 energy intensity, which we measure on a per motorcycle basis. Previously this goal was based on U.S. manufacturing facilities. As of 2019, this is based on our worldwide manufacturing facilities. In 2018, the energy intensity for U.S. manufacturing was 9.86 mmBtu/per motorcycle compared to 10.55 worldwide. In 2019, U.S. manufacturing dropped to 9.41 and worldwide to 9.60.

Energy consumption was more than 13% lower in 2019 compared to 2018. The primary driver of the reduction was completion of the consolidation of our U.S. assembly operations along with the closure of a wheel casting subsidiary in Australia. Other 2019 accomplishments include both the Brazil and India plants installing LEDs throughout the facilities and the York plant conducting energy treasure hunts that resulted in a measurable decrease in compressed air usage at the plant.

ENVIRONMENTAL SUSTAINABILITY

Waste & Recycling

2019 saw further reduction in the percentage of waste being sent to landfill. In 2019 we sent 6.9% of all waste generated by our plants and offices to landfills, a one percentage point improvement from 2018.

Our goal is to be virtually landfill free, and several of our facilities, including our largest manufacturing plants, are already there.

The Juneau Avenue Corporate Headquarters building made substantial improvement in 2019 – more than 20 points! This was accomplished through increased and improved communications, additional and better containers (repurposed from another facility) and the involvement of employees throughout the building. The Museum also improved by 10 points.


Mixed Recyclables
Landfill
Mixed Recyclables
Landfill

2027 GOAL / 2019 STATUS

VIRTUALLY 0% WASTE TO LANDFILL

6.9% WASTE TO LANDFILL
ALL PLANTS & OFFICES

VIRTUALLY ZERO	INDIA	0.0%
	H-D EUROPE (OXFORD)	0.0%
	POWERTRAIN OPS (PTO)	0.2%
	KANSAS CITY*	0.3%
	YORK	0.7%
ON THE RIGHT TRACK	THAILAND	11.0%
	BRAZIL	14.1%
	PRODUCT DEVELOPMENT CTR	24.3%
BELOW THE 50% MARK	JUNEAU AVENUE	36.0%
	TOMAHAWK	37.4%
	HDFS CARSON CITY	41.3%
JUST GETTING STARTED	MUSEUM	53.3%
	HDFS PLANO	55.6%

*Production ceased in 2019


Habitat
for Humanity
#482
1337 North 39th St
Sponsored By:
HARLEY-DAVIDSON

SOCIAL RESPONSIBILITY

Harley-Davidson's social impact is defined by the ways the company impacts employees, customers, communities where we operate, and society at large. Employee well-being is paramount and drives our focus on health and safety, training and development, workplace diversity and inclusion, and access to wellness and financial planning information as well as volunteering opportunities. More broadly, the Harley-Davidson Foundation focuses on the needs that are most important to our community and our business: enabling student success, building healthy and sustainable neighborhoods, making Milwaukee – our hometown – a vibrant community, and supporting emergency relief where our employees, dealers and customers are impacted.

SOCIAL RESPONSIBILITY

Social Responsibility Objectives

Harley-Davidson helps people all over the world celebrate who they are as individuals. And Harley-Davidson brings people together through the common bond of riding – people who otherwise might not find common ground.

This section of the report highlights accomplishments on our social responsibility objectives to:

- Improve employee well-being; and
- Improve the communities where we do business



Statement on Human Rights

Harley-Davidson fulfills dreams of personal freedom. And just like the preamble to the Universal Declaration of Human Rights, we recognize the inherent dignity and inalienable rights of all members of the human family that begins with freedom at its foundation. That starts with how we operate and conduct ourselves as a responsible company, to not only meet applicable laws and regulations but also our internal standards.

To support our commitment to human rights and ethical business operations we rely upon our long-standing Code of Business Conduct and numerous supporting policies. *This includes policies to provide a safe and secure work environment, equal opportunity and an inclusive and diverse workplace. Our policies protect employees' freedom from discrimination, harassment, coercion, violence, retaliation and intimidation by co-workers. We train our employees on these policies regularly.

These policies extend beyond Harley-Davidson's operations to the supply chain. We strictly prohibit child labor and have no tolerance for forced labor or human trafficking. The Code of Supplier Conduct explicitly details our safety, environmental and social expectations to the supply chain.

Our commitment to human rights includes a reporting process that drives accountability at all levels. We train our employees to recognize code of conduct violations and how to report a concern or violation. Any employee may report anonymously without fear of retaliation, and reports can be made in the employee's native language either by phone or online.

**See Appendix for list of policies with links*

SOCIAL RESPONSIBILITY

Harley-Davidson takes a holistic approach to employee well-being, which includes:

HEALTH & SAFETY

We have created a world-class safety program that reduces safety risk by instilling a company-wide safety culture, instituting proactive engineering standards, implementing work-hardening programs, and providing on-site ergonomic resources and medical clinics.

WORKPLACE DIVERSITY & INCLUSION

We understand that the strength of our brand worldwide requires a diverse and inclusive workplace. We are committed to creating a workplace that encourages inclusion and diversity.



HEALTH & WELLNESS

Employees have access to a broad array of health and wellness resources, including healthy behavior rewards, occupational health centers, fitness centers, weight loss programs and tobacco cessation programs. In 2019, we launched a new Total Wellbeing Assessment available to all regular employees in the U.S. The assessment linked the four domains of Money, Work, Health and Life. The overall total wellbeing score of the participants was 70, which is considered to fall within the "good" range. With a better understanding of the connection between our employees' finances, health, life and work, we will be better able to pinpoint areas of particular need and better communicate the solutions we have in place to assist employees or identify potential missing solutions.

EMPLOYEE FINANCIAL PLANNING

In addition to providing a competitive compensation package, Harley-Davidson is committed to providing employees with a total rewards program that helps them meet their personal financial goals. Employees have access to one-on-one financial planning guidance and seminars through a national network of investment centers. In addition, we hold on-site financial planning workshops at company locations.

EMPLOYEE TRAINING & DEVELOPMENT

Employee training and development is critical to technical and career development. Training includes job-related (safety, process, quality and environmental), ethics (anti-bribery, anti-violence, anti-harassment) and development. Salaried employees work with their supervisor and team to put annual performance and development goals in place. Harley-Davidson also supports professional certificate training and college tuition assistance.

SOCIAL RESPONSIBILITY

Health & Safety

At Harley-Davidson we believe that providing and expecting a healthy and safe work environment is vital to our success. Our focus on health and safety is integrated into how we operate, do business and the behaviors we expect from our suppliers and partners.

To help us reach our long-term objective of zero accidents, we have developed our Health and Safety Management System (HSMS) which standardizes and outlines our vision, mission, operating principles, focus areas, policies, processes and procedures to proactively improve our safety performance. The HSMS core operating principles are based on the belief that:

- All occupational injuries and illnesses are preventable.
- Health and safety excellence provides us with a competitive advantage and a sustainable future.
- It is the company's responsibility to provide safe work and to maintain a safe work environment.
- It is everyone's responsibility to work safely and to not allow others to take unsafe risks or engage in unsafe behaviors.
- Safety is a 24/7 commitment and requires everyone's participation.

2027 GOAL / 2019 STATUS

2027 Goal	2019 Status
<0.5 RECORDABLE RATE	0.6 RECORDABLE RATE

The H-D HSMS incorporates five main components that work together: Workplace Analysis; Hazard Prevention & Control; Education, Communication & Recognition; Care, Case & Claim Management; and H-D Continuous Improvement System (CIS) Integration.

> 6,000	Active job task assessments, giving employees immediate access to specific risk and risk mitigation information
> 69,000 hrs	Of health and safety training for employees in 2019

SOCIAL RESPONSIBILITY

Diversity & Inclusion

Harley-Davidson's Diversity & Inclusion strategy focuses on three core principles:

- Invite Everyone In
- Illuminate the Issues
- Infuse Talent

Notable achievements for 2019 that reinforce our commitment to building a more diverse and inclusive environment:

- Harley-Davidson is a signatory to the "CEO Action Pledge for Diversity and Inclusion," an effort led by PricewaterhouseCoopers (PwC) to address diversity and inclusion from the top down at some of the biggest employers in the U.S.
- Harley-Davidson hosted the PwC Blind Spot tour bus at the Juneau Avenue facility in June 2019, providing a series of immersive and interactive experiences that helped participants understand the nuances of unconscious bias.
- Harley-Davidson has engaged with the Human Rights Campaign (HRC), an organization dedicated to advancing lesbian, gay, bisexual and transgender (LGBT+) civil rights. Each year, the HRC releases their Corporate Equality Index, a national benchmarking tool on corporate policies and practices pertinent to LGBT+ employees. The HRC rates businesses on a scale from 0 to 100, based on whether their policies support LGBT+ employees. Harley-Davidson scored 90 on the Corporate Equality Index for 2019.
- Harley-Davidson's Supply Management group was named Women's Enterprise (WE) USA's "Best of the Decade" for our continued efforts to support the economic growth and development of women-owned business as part of our supply base.

TALENT AND EMPLOYEE RESOURCE GROUPS

Harley-Davidson needs the backgrounds, experiences and talents a diverse and inclusive workforce can offer. Varying perspectives help us see the path ahead through different lenses and spark the creativity needed to help our organization evolve.

To create a culture of inclusion and a workplace that supports diversity of background, thought, and perspectives, Business Employee Resource Groups (BERGs) provide opportunities for employees to grow and develop as well as support business initiatives. Currently, employees can participate in any of the following BERGs: African American, Asian Professionals, Latin American Professionals, LGBTQ+, Military, Women and Young Professionals.



Ride with Pride Motorcycle Run, sponsored by Milwaukee Pridefest and the Harley-Davidson Museum, is one of the world's largest motorcycle rides celebrating the LGBTQ+ community and its allies. H-D's LGBTQ+ BERG is a key supporter.

SOCIAL RESPONSIBILITY

Community Involvement

The Harley-Davidson Foundation is the philanthropic organization of Harley-Davidson Inc. The Foundation targets charitable giving to the areas of greatest need where we have corporate and manufacturing facilities, focusing on:

- Enabling student success
- Building healthy and sustainable neighborhoods
- Making Milwaukee, our hometown, a vibrant community

We support these initiatives through monetary grants, event sponsorships, employee volunteering, and merchandise donations. Each of these signature initiatives are supported by strategic enablers that ensure we are making impactful and meaningful investments in our communities.

2019 STATUS

EMPLOYEE VOLUNTEERING
6,328
HOURS

FOUNDATION GIVING
$2.96
MILLION



SOCIAL RESPONSIBILITY

Beyond Vision

For 27 years, the Harley-Davidson Foundation has supported Beyond Vision, a manufacturing, assembly and packaging non-profit company established in 1903 that has a 90 percent direct labor employee base of the visually impaired from Milwaukee and surrounding communities. Beyond Vision's mission is to enrich the lives of people who are blind through the dignity of work valued by customers and the community to create meaningful and sustainable employment opportunities that changes lives for this under-served population.

Support from the Foundation has allowed Beyond Vision to train and develop over 100 individuals each year to find ways to bridge the skills and productivity gaps that exist when dealing with a disabled workforce. Since its beginning, Beyond Vision has created meaningful and sustainable employment opportunities by partnering with local and national businesses. Harley-Davidson has enjoyed a long-time partnership, dating back to at least 1920, and considers them a go-to supplier in their area of expertise.







**Upper Left - Gertrude gauges 900 rollers per hour to 1/10th of 1000th of an inch for Harley-Davidson in the 1920s. Upper Right - Ericka is working on a License Plate Relocation Kit. Bottom - Pia is working on a Floor Board Assembly.*



GOVERNANCE

Excellent corporate governance has been a long-standing business practice at Harley-Davidson.

GOVERNANCE

The Harley-Davidson Board of Directors is composed of accomplished leaders from a range of industries who meet regularly to review company objectives and plan for future growth. These individuals draw on their diverse backgrounds and experiences. They are proud Harley-Davidson enthusiasts, and they work to ensure that the decisions made by Harley-Davidson promote fairness, financial transparency and accountability to all our shareholders.

The Board Brand & Sustainability Committee was first formed (as the Sustainability Committee) in 2011 and has played an integral role in providing oversight and assistance to the company management in driving sustainability – environmental sustainability and social responsibility – at Harley-Davidson. What became our long-term objective to grow our business without growing our environmental impact began as an aspirational challenge from the committee. The committee was also instrumental in Harley-Davidson undertaking a complete value chain assessment of environmental impacts utilizing an Environmental Profit & Loss methodology. This work is the foundation for understanding our most significant impacts and taking actions to reduce those impacts.

The Board and company management embrace corporate governance practices in keeping with our leadership position in our business:

1

BOARD INDEPENDENCE

A majority of the Board is comprised of independent directors (currently, 8 of 9 directors are independent). These directors must meet the independence and other requirements of the New York Stock Exchange (NYSE) and other applicable laws, regulations and rules.

2

COMMITTEE INDEPENDENCE

The Audit and Finance Committee, Human Resources Committee and the Nominating and Corporate Governance Committee must be comprised entirely of independent directors.

3

COMMITTEE STRUCTURE

The Board maintains four committees: a Nominating and Corporate Governance Committee, a Human Resources Committee, an Audit and Finance Committee and a Brand & Sustainability Committee. A written charter is maintained for each committee that states the committee's duties and responsibilities.

4

BOARD STRUCTURE

The Nominating and Corporate Governance Committee makes recommendations on the size of the Board, the frequency of its meetings and the operation of the Board, including director qualifications. The bylaws contain additional provisions relating to director tenure, including director retirement following a director's 75th birthday, and the required submission of a director's resignation upon a substantial change of the director's employment, occupation or affiliation, or if any conflict of interest develops or based on votes withheld in an election of directors.

GOVERNANCE

Shareholder Rights

As a U.S. publicly-held company, Harley-Davidson and its Board of Directors believe that strong corporate governance practices and shareholder rights are important. In addition to the Board practices described on the prior page, the following factors help ensure good corporate governance and shareholder rights:

- 10% of shareholders can call special meeting
- No material restriction on right to call special meeting
- Majority voting standard for M&A transactions
- No poison pill
- No dual-class stock
- Proposed proxy access (2020)
- No material restriction on shareholders amending bylaws or articles of incorporation
- No cumulative voting
- Majority voting for directors with resignation policy and plurality carve-out for contested elections
- Director stock ownership requirement
- Board 89% independent and 44% diverse
- No directors on excessive number of boards
- Annual election of all directors



WHAT'S AHEAD


LANGDON
2
100%

WHAT'S AHEAD

In 2019, we asserted our leadership in the electrification of motorcycles with the launch of LiveWire®, our first electric motorcycle, as well as our IRONe™ electric balance bicycles for kids. Our commitment to leading the electrification of motorcycles includes launching a broad portfolio of electric-powered two-wheelers – ranging from high performance motorcycles to new forms of lightweight electric two-wheelers and pedal-assist eBicycles.

During 2020, we will continue to advance the electrification of motorcycles. We will also continue our multi-pronged approach to meet our long-term objective to grow our business without growing our environmental impact. This includes continuing to improve fuel economy, pushing for zero-waste to landfill in all our facilities, and addressing the emissions associated not only with our own operations but throughout the supply chain.

We will also continue our progress in traditional areas of social impact and corporate governance. And we will also lean into the positive impacts of riding – the sense of freedom and being at one with yourself that comes when traveling down open roads and city streets on your Harley-Davidson® motorcycle.





APPENDIX-ESG DATA

FACILITIES IN SCOPE


H-D EUROPE (OXFORD, ENGLAND)
WISCONSIN *(see inset)*
YORK VEHICLE OPERATIONS, YORK, PA
HDFS HQ, CHICAGO, IL
KANSAS CITY VEHICLE OPERATIONS, KANSAS CITY, MO*
HDFS, CARSON CITY, NV
HDFS, PLANO, TX
INDIA VEHICLE ASSEMBLY, BAWAL, HARYANA, INDIA
THAILAND VEHICLE ASSEMBLY RAYONG, THAILAND
H-D SINGAPORE
BRAZIL VEHICLE ASSEMBLY, MANAUS, AMAZONIA, BRAZIL
WISCONSIN
1
2
3
4
5
1. TOMAHAWK OPERATIONS, TOMAHAWK
2. POWERTRAIN OPERATIONS, MENOMONEE FALLS
3. WILLIE G. DAVIDSON PRODUCT DEVELOPMENT CENTER, WAUWATOSA
4. HDI/HDMC CORPORATE HEADQUARTERS, JUNEAU AVENUE, MILWAUKEE
5. THE HARLEY-DAVIDSON MUSEUM, MILWAUKEE

*Production ceased in mid-2019

FACILITIES IN SCOPE

Stantec

Stantec Consulting Services Inc.
12075 Corporate Parkway Suite 200, Mequon WI 53092-2649

March 19, 2020

Harley-Davidson Motor Company
3700 W. Juneau Avenue
Milwaukee, WI 53208

Reference: Harley-Davidson 2019 Sustainability Report

To Whom It May Concern:

Stantec Consulting Services Inc. (Stantec) was requested to provide a review of the Harley-Davidson (H-D) Environmental Key Performance Indicators for calendar year 2019. The purpose of the review was to provide an independent verification of the data that Harley-Davidson reports in the 2019 Harley-Davidson Sustainability Report. H-D was responsible for the collection of activity data used in the calculations, data management, and completion of the calculations. Stantec was responsible for executing the verification to deliver an opinion to a limited level of assurance as to whether the sustainability data assertions are presented fairly.

The facilities that provided and validated tracking data include:

- Manufacturing and Product Development:
  - York, Pennsylvania, USA
  - Menomonee Falls, Wisconsin, USA (PTO)
  - Tomahawk Wisconsin, USA
  - Kansas City, Missouri, USA
  - Manaus, Brazil
  - Bawal, India
  - Rayong, Thailand
  - Wauwatosa, Wisconsin, USA (PDC)
- Offices
  - Milwaukee, Wisconsin, USA
    - Juneau Avenue Headquarters
    - Museum
  - Financial Services
    - Chicago, Illinois, USA
    - Carson City, Nevada, USA
    - Plano, Texas, USA
  - Dealer Systems
    - Valley View, Ohio, USA
  - International Regional Offices
    - Singapore
    - Oxford, United Kingdom

Stantec reviewed the validated KPI data from each of the listed facilities. The backup data, including utility bills, emission factors, and waste manifests, were audited and compared to the validated KPI data. If discrepancies or issues were identified, the facility contact was asked to provide supporting data or clarifying information, and appropriate changes or modifications were made. Stantec has verified that the sustainability data assertions are presented fairly.

Regards,

STANTEC CONSULTING SERVICES INC.

ENTERPRISE ENERGY DATA

ENTERPRISE ENERGY CONSUMPTION (GJ)


1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
FUELS	8,807	7,485	8,927	9,249	11,007	10,668	7,393	8,937	7,098	5,286
NATURAL GAS	818,625	746,878	827,250	885,926	918,574	855,799	820,904	813,640	825,043	658,450
ELECTRICITY	826,684	808,320	769,391	761,602	748,134	731,869	737,891	701,645	663,575	623,533

ENTERPRISE ELECTRICITY CONSUMPTION (kWh)


250,000,000
200,000,000
150,000,000
100,000,000
50,000,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
ELECTRICITY	229,634,433	224,533,208	213,719,725	211,556,192	207,815,013	203,296,832	204,969,697	194,901,473	184,326,317	173,203,473

* Bawal, India, and Manaus, Brazil, data for 2010-2011 is not available

ENTERPRISE ENERGY DATA

ENTERPRISE SCOPE 1 AND SCOPE 2 EMISSIONS (tCO_2e)



250,000
200,000
150,000
100,000
50,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
SCOPE 2	144,331	143,212	139,683	138,164	136,991	123,726	124,688	118,916	102,232	87,990
SCOPE 1	49,697	47,595	42,205	45,183	46,946	43,764	41,786	41,524	42,017	33,498

Harley-Davidson reports information on emissions of three greenhouse gases: carbon dioxide, methane and nitrous oxide, all quantified as CO_2 equivalents (CO_2e). Emissions associated with gasoline combustion for final vehicle testing are included; emissions associated with refrigerants (fugitive) and propane (e.g., forklifts) are not. The majority of our GHG emissions are related to energy use (natural gas and electricity). Scope 1 emissions factors are from the default list of values in Table 1 of the WRI GHG Protocol, Version 3.0 (Dec. 2007), which were replaced in 2014 with the default values listed in 40 CFR pt 98 Tables A-1, C-1 and C-2. Scope 2 emissions factors for the U.S. are from the applicable USEPA eGRID tables. Scope 2 emissions factors for Brazil and India, Thailand, Singapore, are from the Institute of Global Environmental Strategies (IGES), IGES List of Grid Emission Factors 10.7 (September 2019.)

ENTERPRISE NATURAL GAS CONSUMPTION (dth)



950,000
900,000
850,000
800,000
750,000
700,000
650,000

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
NATURAL GAS	925,466	887,530	784,081	839,695	870,639	811,140	778,066	771,181	781,989	624,090

* Bawal, India, and Manaus, Brazil, data for 2010-2011 is not available

US MFG ENERGY DATA

US MFG ELECTRICITY (kWh)


200,000,000
180,000,000
160,000,000
140,000,000
120,000,000
1000,000,000
80,000,000
60,000,000
40,000,000
20,000,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
KANSAS CITY	26,194,072	27,324,616	26,823,937	27,275,443	29,060,821	28,692,419	29,195,307	29,471,189	26,476,854	13,435,952
TOMAHAWK	16,871,760	18,091,713	20,897,554	19,767,856	23,203,986	22,454,246	21,727,376	21,360,575	21,394,548	20,236,503
YORK	70,140,940	56,030,280	42,224,663	41,910,253	38,625,368	37,919,148	37,613,955	34,165,507	35,657,736	40,389,525
POWERTRAIN OPS	72,234,154	80,100,810	78,747,980	80,184,066	78,513,428	79,544,479	80,680,304	73,932,164	68,393,785	67,637,874

US MFG NATURAL GAS (dth)


800,0000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
KANSAS CITY	121,272	125,232	118,666	122,809	143,984	138,239	140,280	154,450	149,638	65,244
TOMAHAWK	120,521	141,625	145,690	171,242	181,041	167,854	159,398	160,441	154,961	161,414
YORK	386,568	278,713	194,306	213,813	211,539	213,322	212,163	198,647	220,024	213,861
POWERTRAIN OPS	74,306	109,475	99,131	115,065	119,279	107,547	103,983	101,965	100,397	98,303

US MFG ENERGY DATA

US MFG SCOPE 1 EMISSIONS (tCO_2e)


40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
KANSAS CITY	6,513	6,745	6,392	6,563	7,683	7,404	7,474	8,207	7,876	3,478
TOMAHAWK	6,395	7,515	7,730	9,086	9,606	8,907	8,458	8,513	8,222	8,573
YORK	20,621	14,907	10,404	11,412	11,287	11,406	11,320	10,594	11,741	11,443
POWERTRAIN OPS	3,960	5,823	5,272	6,117	6,342	5,722	5,534	5,428	5,350	5,236

US MFG SCOPE 2 EMISSIONS (tCO_2e)


140,000
120,000
100,000
80,000
60,000
40,000
20,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
KANSAS CITY	21,488	22,415	22,005	22,375	23,840	22,519	22,914	23,130	17,080	7,140
TOMAHAWK	12,395	12,402	15,352	14,523	17,047	15,592	15,087	14,832	16,297	15,510
YORK	32,038	25,592	19,287	19,143	17,642	14,838	14,718	13,369	12,326	13,190
POWERTRAIN OPS	49,518	54,911	53,984	54,968	53,823	50,022	50,736	46,492	38,825	35,875

INTERNATIONAL MFG ENERGY DATA

INTERNATIONAL MFG ELECTRICITY (kWh)


12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0

	2012	2013	2014	2015	2016	2017	2018	2019
BAWAL, INDIA	211,216	278,204	730,779	763,340	762,620	771,100	868,570	727,000
MANAUS, BRAZIL	480,240	485,080	544,600	495,200	503,860	479,596	427,280	412,580
NCA (AUSTRALIA)	9,686,100	8,400,039	6,889,075	3,250,221	5,674,748	6,591,932	4,583,133	-
THAILAND								2,887,520

INTERNATIONAL MFG NATURAL GAS (dth)


140,000
120,000
100,000
80,000
60,000
40,000
20,000
0

	2012	2013	2014	2015	2016	2017	2018	2019
BAWAL, INDIA	0	0	0	0	0	0	0	0
MANAUS, BRAZIL	0	0	0	0	0	0	0	0
NCA (AUSTRALIA)	130,460	112,576	106,695	92,633	87,131	82,446	78,795	-
THAILAND								0

INTERNATIONAL MFG ENERGY DATA

INTERNATIONAL MFG SCOPE 1 EMISSIONS (tCO_2e)


8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0

	2012	2013	2014	2015	2016	2017	2018	2019
BAWAL, INDIA	69	254	350	294	188	208	153	3
MANAUS, BRAZIL	10	12	11	6	5	5	6	9
NCA (AUSTRALIA)	6,930	5,977	5,665	4,915	4,623	4,375	4,185	-
THAILAND								14

INTERNATIONAL MFG SCOPE 2 EMISSIONS (tCO_2e)


7,000
6,000
5,000
4,000
3,000
2,000
1,000
0

	2012	2013	2014	2015	2016	2017	2018	2019
BAWAL, INDIA	209	275	731	626	625	632	712	657
MANAUS, BRAZIL	249	288	318	257	314	299	251	57
NCA (AUSTRALIA)	6,005	4,872	3,789	1,723	3,008	3,362	2,337	-
THAILAND								1,582

OFFICES ENERGY DATA

OFFICES ELECTRICITY (kWh)


35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MUSEUM	3,675,360	3,643,200	3,844,360	3,571,480	3,527,920	3,488,600	3,553,480	3,496,600	3,349,420	3,655,380
JUNEAU AVE	9,995,943	10,053,713	10,644,401	10,372,262	9,626,670	9,920,951	9,049,649	8,465,482	8,298,860	7,970,952
HDFS CHICAGO	249,197	235,122	240,479	196,255	178,160	173,552	181,539	175,378	186,853	167,459
HDFS PLANO	2,196,180	2,293,500	2,114,540	2,120,900	1,917,600	1,934,000	1,933,200	2,072,000	1,760,800	2,152,400
HDFS CARSON CITY	3,213,371	3,176,058	2,929,067	2,652,141	2,265,285	1,964,918	1,910,815	2,034,081	1,717,853	1,688,419
PDC	15,356,556	14,596,088	14,875,188	14,342,213	12,731,321	12,731,758	12,182,844	11,876,869	11,210,627	10,895,876
HDDS										450,159
SINGAPORE										171,826
OXFORD										594,047

OFFICES NATURAL GAS (dth)


120,000
100,000
80,000
60,000
40,000
20,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MUSEUM	16,493	18,656	18,190	18,808	22,182	18,615	17,847	19,894	20,769	21,699
JUNEAU AVE	18,9111	21,671	19,075	27,113	29,954	27,625	23,234	21,827	23,997	25,398
HDFS CHICAGO	0	0	0	0	0	0	0	0	0	0
HDFS PLANO	0	0	0	0	0	0	0	0	0	0
HDFS CARSON CITY	0	0	0	0	0	0	0	0	0	0
PDC	57,345	60,599	58,563	58,269	55,965	45,305	34,030	31,512	33,408	36,327
HDDS										0
SINGAPORE										0
OXFORD										1,844

OFFICES ENERGY DATA

OFFICES SCOPE 1 EMISSIONS (tCO_2e)


7,000
6,000
5,000
4,000
3,000
2,000
1,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MUSEUM	889	1,011	983	998	1,203	1,018	978	1,082	1,140	1,182
JUNEAU AVE	1,003	1,150	1,012	1,439	1,589	1,466	1,233	1,158	1,275	1,357
HDFS CHICAGO	0	0	0	0	0	0	0	0	0	0
HDFS PLANO	5	3	4	0	5	5	6	4	0	0
HDFS CARSON CITY	6	5	6	6	0	0	0	6	6	0
PDC	3,397	3,450	3,393	3,319	3,205	2,621	1,967	1,943	1,946	2,098
HDDS										0
SINGAPORE										0
OXFORD										103

OFFICES SCOPE 2 EMISSIONS (tCO_2e)


25,000
20,000
15,000
10,000
5,000
0

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
MUSEUM	2,520	2,498	2,635	2,448	2,418	2,194	2,235	2,199	1,901	1,947
JUNEAU AVE	6,852	6,892	7,297	7,110	6,599	6,239	5,691	5,324	4,711	4,245
HDFS CHICAGO	171	161	165	135	122	109	114	110	106	89
HDFS PLANO	1,218	1,272	1,173	1,176	1,064	1,006	1,006	1,078	810	914
HDFS CARSON CITY	1,234	1,220	1,125	1,019	870	596	580	620	511	493
PDC	10,527	10,006	10,197	9,832	8,728	8,006	7,661	7,469	6,364	5,802
HDDS										240
SINGAPORE										84
OXFORD										165

ENTERPRISE WASTE DATA

WASTE MANAGEMENT METHODS (LBS)


45,000,000
40,000,000
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0

	2015	2016	2017	2018	2019
WASTE TO ENERGY	2,393,577	3,826,988	2,678,969	2,732,102	3,062,811
LANDFILLED	4,877,280	1,974,600	2,535,485	2,402,913	2,042,849
RECYCLED	36,690,610	29,985,564	32,432,891	26,270,107	24,253,165

HAZARDOUS AND NONHAZARDOUS WASTE GENERATION (LBS)


45,000,000
40,000,000
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0

	2015	2016	2017	2018	2019
NONHAZARDOUS WASTE	41,965,996	33,908,577	35,803,551	29,695,810	27,629,565
HAZARDOUS WASTE	1,995,471	1,878,575	1,843,794	1,709,312	1,729,260

FACILITY WASTE DATA


HAZARDOUS WASTE RECYCLE
HAZARDOUS WASTE TO ENERGY
HAZARDOUS WASTE TO LANDFILL
NONHAZARDOUS WASTE TO LANDFILL
NONHAZARDOUS WASTE TO ENERGY
NONHAZARDOUS RECYCLE
US MFG*
2019
23,700,476 lbs
2018
27,061,239 lbs
2017
32,505,720 lbs
2016
30,118,401 lbs
INTL MFG*
2019
3,403,630 lbs
2018
2,347,605 lbs
2017
2,986,158 lbs
2016
3,316,058 lbs
OFFICES*
2019
2,254,719 lbs
2018
1,986,278 lbs
2017
2,155,467 lbs
2016
2,352,693 lbs

*Facility-specific details on next two pages

FACILITY WASTE DATA

LBS		LANDFILLED		WASTE TO ENERGY		RECYCLED		
2019		HAZ	NONHAZ	HAZ	NONHAZ	HAZ	NONHAZ	TOTALS
US MFG	PTO	0	22,540	1,430	542,490	0	9,890,901	10,457,361
	YORK	50,561	12,763	60,397	1,577,353	546,940	6,648,578	8,896,592
	KC	4,730	2,448	23,702	287,078	37,800	1,777,712	2,133,470
	TOMAHAWK	0	826,843	146,529	96,760	717,721	425,200	2,213,053
INTL MFG	THAILAND	0	160,446	116,030	192,628	9,110	980,090	1,458,304
	MANAUS	5,732	158,298	0	0	0	1,000,133	1,164,163
	BAWAL	0	0	338	8,807	5,964	766,054	781,163
US OFFICES	PDC	0	221,132	1,479	1,381	0	687,133	911,125
	JUNEAU AVE	0	266,740	797	335	0	472,577	740,449
	MUSEUM	0	235,872	0	0	0	206,503	442,375
	HDFS CARSON CITY	0	27,394	0	0	0	38,985	66,379
	HDFS PLANO	0	47,350	0	0	0	36,386	83,736
	Oxford	0	0	0	5,277	0	5,378	10,655
TOTALS		61,023	1,981,826	350,702	2,712,109	1,317,535	22,935,630	29,358,825

LBS		LANDFILLED		WASTE TO ENERGY		RECYCLED		
2018		HAZ	NONHAZ	HAZ	NONHAZ	HAZ	NONHAZ	TOTALS
US MFG	PTO	218	108,540	0	516,310	0	11,960,732	12,585,800
	YORK	0	45,940	106,234	1,307,160	403,340	4,668,034	6,530,708
	KC	29,650	12,840	66,185	558,495	116,500	4,382,971	5,166,641
	TOMAHAWK	4,759	1,149,555	161,693	0	806,641	655,442	2,778,090
INTL MFG	NCA	3,968	83,379	0	0	0	961,921	1,049,268
	MANAUS	7,317	88,027	0	0	0	603,023	698,367
	BAWAL	0	0	0	6,063	0	593,907	599,970
US OFFICES	PDC	219	220,820	1,942	6,094	0	650,225	879,300
	JUNEAU AVE	0	363,820	646	1,280	0	281,977	647,723
	MUSEUM	0	245,652	0	0	0	142,896	388,548
	HDFS CARSON CITY	0	22,387	0	0	0	31,211	53,598
	HDFS PLANO	0	15,822	0	0	0	11,287	27,109
	HDFS CHICAGO*	--	--	--	--	--	--	--
TOTALS		46,131	2,356,782	336,700	2,395,402	1,326,481	24,943,626	31,405,122

*HDFS Chicago is leased office space and does not receive data specific to its waste generation.

FACILITY WASTE DATA

LBS		LANDFILLED		WASTE TO ENERGY		RECYCLED		
2017		HAZ	NONHAZ	HAZ	NONHAZ	HAZ	NONHAZ	TOTALS
US MFG	PTO	1,439	162,060	0	552,652	0	12,130,601	12,846,752
	YORK	0	0	126,649	1,092,959	466,060	3,907,853	5,593,521
	KC	35,939	103,812	96,906	647,710	172,337	10,069,474	11,126,178
	TOMAHAWK	145	1,233,271	152,504	0	778,074	775,275	2,939,269
INTL MFG	NCA	0	108,512	0	0	0	1,539,488	1,648,000
	MANAUS	4,698	82,157	0	0	0	647,462	734,317
	BAWAL	0	10	0	4,003	0	599,828	603,841
US OFFICES	PDC	8,883	197,040	0	5,586	0	924,636	1,136,145
	JUNEAU AVE	160	321,540	0	0	0	238,120	559,820
	MUSEUM	0	227,752	0	0	0	142,896	370,648
	HDFS CARSON CITY	0	22,621	0	0	0	25,444	48,065
	HDFS PLANO	0	25,446	0	0	0	15,343	40,789
	HDFS CHICAGO*	--	--	--	--	--	--	--
TOTALS		51,264	2,484,221	376,059	2,302,910	1,416,471	31,016,420	37,647,345

LBS		LANDFILLED		WASTE TO ENERGY		RECYCLED		
2016		HAZ	NONHAZ	HAZ	NONHAZ	HAZ	NONHAZ	TOTALS
US MFG	PTO	0	114,620	0	622,604	0	13,585,008	14,322,232
	YORK	0	38,640	132,358	1,508,344	643,618	4,522,436	6,845,396
	KC	1,600	77,450	52,560	1,110,089	181,943	5,246,442	6,670,084
	TOMAHAWK	300	680,441	377,564	0	461,984	760,400	2,280,689
INTL MFG	NCA	6,614	93,873	0	0	0	1,698,486	1,798,973
	MANAUS	11,195	57,822	0	0	0	670,957	739,974
	BAWAL	0	110	0	4,098	0	772,903	777,111
US OFFICES	PDC	8,280	227,953	0	17,829	0	937,889	1,191,951
	JUNEAU AVE	559	372,555	0	1,542	0	315,423	690,079
	MUSEUM	0	230,192	0	0	0	149,034	379,226
	HDFS CARSON CITY	0	23,867	0	0	0	26,553	50,420
	HDFS PLANO	0	28,529	0	0	0	12,488	41,017
	HDFS CHICAGO*	--	--	--	--	--	--	--
TOTALS		28,548	1,946,052	562,482	3,264,506	1,287,545	28,698,019	35,787,152

*HDFS Chicago is leased office space and does not receive data specific to its waste generation.

WATER DATA

ENTERPRISE WATER CONSUMPTION

(CUBIC METERS)


700,000
600,000
500,000
400,000
300,000
200,000
100,000
0

	2016	2017	2018	2019
WATER (CUBIC METERS)	514,238	493,532	524,107	448,126

US MFG WATER CONSUMPTION

(CUBIC METERS)


400,000
300,000
200,000
100,000
0

	2016	2017	2018	2019
TOMAHAWK	57,291	55,615	76,536	48,960
KANSAS CITY	66,916	71,361	70,116	26,278
YORK	117,110	114,799	129,037	136,397
POWERTRAIN OPS	109,043	103,304	104,455	105,159

Water consumption increases were related to multiple changes made in paint processes in order to improve quality performance. While these changes have resulted in increased water consumption, reducing paint quality issues does contribute to less waste generation and less energy consumption.

WATER DATA

INTL MFG WATER CONSUMPTION

(CUBIC METERS)


60,000
50,000
40,000
30,000
20,000
10,000
0

	2016	2017	2018	2019
MANAUS, BRAZIL	2,108	2,216	2,617	2,822
NCA (AUSTRALIA)	48,666	43,327	36,966	-
BAWAL, INDIA	2,757	2,969	2,186	2,116
THAILAND	-	-	-	11,145

US OFFICES* WATER CONSUMPTION

(CUBIC METERS)


120,000
100,000
80,000
60,000
40,000
20,000
0

	2016	2017	2018	2019
MUSEUM	51,565	46,074	45,548	39,192
JUNEAU HQ	20,575	18,621	21,119	44,992
HDFS CARSON CITY	9,687	11,167	9,384	8,290
PDC	28,521	24,079	26,143	21,400
SINGAPORE	-	-	-	693
OXFORD	-	-	-	682

*HDFS Plano and Chicago are leased facilities and do not receive data specific to their consumption.

EMPLOYEE DATA

GENDER


64.5%
35.5%
MALE
FEMALE

AGE


6.4%
10.9%
24.1%
28.8%
29.8%
60+
50-59
40-49
30-39
20-29
<20

ETHNICITY


3.5%
5.4%
4.5%
1.2%
85.4%
CAUCASIAN OR WHITE 85.4%
ASIAN 3.5%
BLACK OR AFRICAN AMERICAN 5.4%
HISPANIC OR LATINO 4.5%
TWO OR MORE RACES 1.2%

GLOBAL


19%
81%
US
INTERNATIONAL

SAFETY DATA

OSHA RECORDABLE RATE


7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.9
5.5
3.0
1.5
0.9
0.5
0.7
0.6
0.6
0.6
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

LOST TIME RATE


1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
1.6
1.5
0.9
0.6
0.3
0.2
0.2
0.2
0.2
0.2
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

GOVERNANCE DATA

2019 Political Engagement and Contributions

Harley-Davidson political contributions are approved by a senior management advisory committee and made by nonpartisan political action committees established by the company (but funded solely by voluntary contributions received from employees eligible to make contributions under applicable laws).

Harley-Davidson also participates in various trade and industry organizations. While we may not always agree with the positions taken by these organizations or their members, our participation as a member enables us to engage with other business and industry stakeholders, to express our views and positions on key public policy issues and, when possible, to arrive at a consensus that advances the interests of our company, our shareholders, our customers and our employees.

2019 CONTRIBUTIONS	
HARLEY-DAVIDSON, INC. POLITICAL ACTION COMMITTEE	
Senator Mitch McConnell Leadership PAC	$1,000
Sam Graves for Congress	$1,000
NONDEDUCTIBLE TRADE ASSOCIATION DUES	
National Association of Manufacturers	$15,188
Metropolitan Milwaukee Association of Commerce	$2,557
American Financial Services Association	$54,168

BOARD OF DIRECTORS DATA

DIRECTOR AGE


50s
40s
60s

58 yrs
AVG AGE

DIRECTOR TENURE


4
DIRECTORS
2
DIRECTORS
3
DIRECTORS
<5 YRS
5-10 YRS
>10 YRS

DIRECTOR DIVERSITY

44%



4 OF OUR 9 DIRECTORS ARE FEMALE OR MINORITY

SEE NEXT PAGE FOR KEY POLICIES

GOVERNANCE DATA

- **Harley-Davidson, Inc. Code of Business Conduct:** https://investor.harley-davidson.com/static-files/f2ca9ccd-e460-4bf6-981e-06ff2124d5b3
- **Harley-Davidson, Inc. Supplier Code of Conduct:** https://investor.harley-davidson.com/static-files/309c593b-aba3-4ee2-a82f-1c2f275f973a
- **California Transparency In Supply Chain Act Disclosure:** https://investor.harley-davidson.com/static-files/c1ec69fa-df90-4ed8-a6b4-2c5b30bd12af
- **Harley-Davidson Statement on Conflict Minerals:** https://investor.harley-davidson.com/static-files/16d21c41-47dd-4856-9418-7b5bf6c2cc66
- **HDI Environmental and Energy Policy:** https://investor.harley-davidson.com/static-files/5370238c-d670-4ded-9307-36143fe3ef57
- **Quality Mission:** https://investor.harley-davidson.com/static-files/27817cae-35d1-4f23-ace5-fef5ab57acf1
- **Clawback Policy:** https://investor.harley-davidson.com/static-files/8e42d29a-a1b7-4251-9041-0bded5a04b45
- **Conflicts of Interest Process For Directors and Executive Officers:** https://investor.harley-davidson.com/static-files/632519aa-d6f6-4161-bfac-2f88c3e5c98e
- **Corporate Governance Policy:** https://investor.harley-davidson.com/static-files/08207270-0743-4650-b4b4-b0c971b40eb9
- **Financial Code of Ethics:** https://investor.harley-davidson.com/static-files/92268d39-3160-4d49-b832-7b5adbb1994a

In addition, Harley-Davidson maintains numerous internal policies, such as: Anti-Bribery, Anti-Discrimination, Anti-Harassment, Health & Safety, Non-Retaliation, Supplier Diversity and Workplace Anti-Violence, among others. Questions may be directed to: SustainabilityReports@Harley-Davidson.com

Cautionary Note Regarding Forward-Looking Statements

The company intends that certain matters discussed in this report are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects," "plans," "may," "will," "estimates," "is on-track" or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this report. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: (i) adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; and (ii) the Company's ability to: (A) execute its business plans and strategies, including the elements of the More Roads to Harley-Davidson accelerated plan for growth that the company disclosed on July 30, 2018 and updated September 24, 2019, and strengthen its existing business while enabling growth; (B) manage and predict the impact that new or adjusted tariffs may have on the company's ability to sell products internationally, and the cost of raw materials and components; (C) execute its strategy of growing ridership, globally; (D) successfully carry out its global manufacturing and assembly operations; (E) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests; (F) develop and maintain a productive relationship with Zhejiang Qianjiang Motorcycle Co., Ltd. and launch related products in a timely manner; (G) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the company to generate desired sales levels and that provide the desired financial returns; (H) perform in a manner that enables the company to benefit from market opportunities while competing against existing and new competitors; (I) realize expectations concerning market demand for electric models, which will depend in part on the building of necessary infrastructure; (J) prevent, detect, and remediate any issues with its motorcycles or any issues associated with the manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing; (K) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters; (L) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles; (M) reduce other costs to offset costs of the More Roads to Harley-Davidson plan and redirect capital without adversely affecting its existing business; (N) balance production volumes for its new motorcycles with consumer demand; (O) manage risks that arise through expanding international manufacturing, operations and sales; (P) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment; (Q) successfully determine, implement on a timely basis, and maintain a manner in which to sell motorcycles in the European Union, China, and ASEAN countries that does not subject its motorcycles to incremental tariffs; (R) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices; (S) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand; (T) retain and attract talented employees; (U) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security; (V) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio; (W) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the company's business; (X) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles; (Y) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities; (Z) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations; (AA) manage its exposure to product liability claims and commercial or contractual disputes; (BB) successfully access the capital and/or credit markets on terms (including interest rates) that are acceptable to the company and within its expectations; (CC) manage its Thailand corporate and manufacturing operation in a manner that allows the company to avail itself of preferential free trade agreements and duty rates, and sufficiently lower prices of its motorcycles in certain markets; (DD) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness; (EE) accurately predict the margins of its Motorcycles and Related Products segment in light of, among other things, tariffs, the cost associated with the More Roads to Harley-Davidson plan, the company's Manufacturing Optimization Plan, and the company's complex global supply chain; and (FF) successfully launch a smaller displacement motorcycle in India.

The company's operations, demand for its products, and its liquidity could be adversely impacted by work stoppages, facility closures, strikes, natural causes, widespread infectious disease such as COVID-19, including the length and severity of such an outbreak across the globe and the pace of recovery following any such disease, terrorism, or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the company's ability to manage through inconsistent economic conditions.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions, the impact of COVID-19, or other factors. In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The company believes that HDFS' retail credit losses may increase over time due to changing consumer credit behavior and HDFS' efforts to increase prudently structured loan approvals to sub-prime borrowers, as well as actions that the company has taken and could take that impact motorcycle values. Refer to "Risk Factors" under Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above.